Exhibit 8(b)(2)

                         Brown Brothers Harriman & Co.

                                    EXHIBIT H

                          Brown Brothers Harriman & Co.
                           Global Custody Fee Proposal
                                  on behalf of
                         Scudder Kemper Investments Inc.

                                  January, 1998

Market                        Asset Charge (basis points)               Trade Instruction Charge (USD)
------                        ---------------------------               ------------------------------
Argentina                                    25 b.p.                                   $75
Australia                                     5 b.p.                                   $60
Austria                                       6 b.p.                                   $80
Bahrain                                      40 b.p.                                  $150
Bangladesh                                   45 b.p.                                  $150
Belgium                                       6 b.p.                                   $60
Botswana                                     60 b.p.                                  $175
Brazil (including                            25 b.p.                                   $50
Administration, excluding
The Brazil Fund, Inc.)
Canada                                        3 b.p.                                   $25
Chile                                        35 b.p.                                   $75
China                                        35 b.p.                                   $60
Colombia                                     60 b.p.                                  $100
Czech Republic                               35 b.p.                                   $75
Denmark                                       5 b.p.                                   $80
Euroclear                                     3 b.p.                                   $35
Ecuador                                      50 b.p.                                  $125
Egypt                                        40 b.p.                                  $175
Finland                                       8 b.p.                                   $60
France                                        5 b.p.                                   $60
Germany                                     3.5 b.p.                                   $35
Ghana                                        60 b.p.                                  $175
Greece                                       50 b.p.                                  $150
Hong Kong                                     6 b.p.                                   $60
Hungary                                      45 b.p.                                  $175
India                                        40 b.p.                                  $125
Indonesia                                    15 b.p.                                   $75
Ireland                                       6 b.p.                                   $60


                          Brown Brothers Harriman & Co.

Market                        Asset Charge (basis points)               Trade Instruction Charge (USD)
------                        ---------------------------               ------------------------------
Israel                                      30 b.p.                                    $150
Italy                                       6 b.p.                                      $50
Japan                                       3 b.p.                                      $25
Jordan                                      50 b.p.                                    $175
Kenya                                       60 b.p.                                    $175
Korea                                       16 b.p.                                     $50
The Korea Fund, Inc.                       14.5 b.p.                                    $50
Lebanon                                     40 b.p.                                    $150
Malaysia                                    8 b.p.                                      $50
Mauritius                                   40 b.p.                                    $150
Mexico                                      12 b.p.                                     $50
Morocco                                     40 b.p.                                    $150
Namibia                                     40 b.p.                                    $150
Netherlands                                 6 b.p.                                      $35
New Zealand                                 6 b.p.                                      $45
Norway                                      6 b.p.                                      $60
Oman                                        40 b.p.                                    $150
Pakistan                                    40 b.p.                                    $125
Peru                                        50 b.p.                                    $150
Philippines                                 18 b.p.                                    $100
Poland                                      50 b.p.                                    $100
Portugal                                    20 b.p.                                    $100
Russia                                      65 b.p.                                    $250
Singapore                                   6 b.p.                                      $75
Slovakia                                    35 b.p.                                     $15
South Africa                                10 b.p.                                     $50
Spain                                       8 b.p.                                      $60
Sri Lanka                                   20 b.p.                                     $75
Swaziland                                   60 b.p.                                    $175
Sweden                                      6 b.p.                                      $60
Switzerland                                 5 b.p.                                      $75
Taiwan                                      25 b.p.                                     $75
Thailand                                    12 b.p.                                     $50
Turkey                                      35 b.p.                                     $75
United Kingdom                              3 b.p.                                      $35







                          Brown Brothers Harriman & Co.

Market                        Asset Charge (basis points)               Trade Instruction Charge (USD)
------                        ---------------------------               ------------------------------
Uruguay                                    50 b.p.                                  $150
Venezuela                                  35 b.p.                                  $125
Zambia                                     60 b.p.                                  $175
Zimbabwe                                   60 b.p.                                  $175
United States                .8 b.p. on first$ 100 million                          $8.00
                             .5 b.p. on all next S400 million
                             .3 b.p. on all above S500 million

Other Transaction Fees
----------------------

DTC, FBE, PTC                                                                  $ 8.00
Affirmation Charge                                                             $ 1.00
U.S. Physical Securities                                                       $25.00
Short-Term instruments (time deposits, BA, CP, CD, repos)                      $25.00
Maturities                                                                     $15.00
Third Party FX                                                                 $35.00
Derivatives (futures, options, hedges, swaps)                                  $35.00
Incoming/Outgoing wires                                                        $10.00
Security Instruction Corrections/Cancellations/Repair                          $15.00
Check Processing                                                               $10.00
Euroclear Deposit/Withdrawal                                                   $75.00

Annual Account Minimum:                              $10,000
----------------------

Subcustodian Out-of-Pocket Expenses
-----------------------------------

         Subcustodian out-of-pocket expenses are statutory taxes or other charges mandated in the local market which are passed on without markup to the Funds.- The level of out-of-pocket expenses depends on the geographic composition of the Fund and trading activity. Subcustodian out-of-pocket expenses reimbursable to BBH&Co. will be added to each monthly invoice. Subcustodian out-of-pocket expenses may be revised from time to time.

Brown Brothers Harriman & Co. Out-of-Pocket Expenses
----------------------------------------------------

         BBH&Co. out-of-pocket expenses including but not limited to extraordinary telecommunications expenses, audit reporting, legal fees including sophisticated investor letter processing, postage including overnight and courier, shipping insurance, duplication charges, forms and supplies, proxy charges, consolidation and reorganization charges, fractional share liquidation charges, and customized reporting and programming would be additional. The cost of obtaining market quotations and local administration charges if arranged through BBH&Co would be for the account of the Fund.

                         Brown Brothers Harriman & Co.

OPPORTUNITIES FOR ADDITIONAL SAVINGS

          Relationship Discount:
          ----------------------

          o A 10 percent reduction will be applied against the asset based custody fee on assets between $ 10 billion and $ 15 billion.

          o A 15 percent reduction will be applied against the asset based custody fee on assets in excess of $15 billion.

NOTES

Fees for additional markets will be negotiated prior to investment and based upon local market conditions at time of investment.

This schedule assumes that trade instructions will be sent in properly formatted SWIFT or ISITC protocol, or another mutually agreed upon automated means. A $25 manual trade instruction charge will be incurred six months from the effective date of this schedule. BBH&Co. has a readily available economic solution to trade communication and messaging. We agree to lead project management of an automation effort for Scudder.